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                                                                    Exhibit 10.4

                 NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                           LONG-TERM INCENTIVE PLAN


    The Board of Directors of Newport Federal Savings and Loan Association has adopted this Long-term Incentive Plan, effective June 19, 1997, in order to provide competitive compensation for its Directors, to attract, retain, and motivate its Directors, and to encourage the long-term financial success of the Association through a performance-based benefit formula.

                                  ARTICLE I
                                 Definitions
                                 -----------

    The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

    "Account" shall mean a bookkeeping account maintained by the Association in the name of the Participant.

    "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Association, as the terms are defined in Section 424(e) and (f), respectively, of the Code.

    "Association" shall mean Newport Federal Savings and Loan Association, and any successor to its interest.

    "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits. A Participant's election of a Beneficiary shall be made on the Election Form, shall be revocable by the Participant during his lifetime, and shall be effective only upon its delivery to an executive officer of the Association and acceptance by the Board (which acceptance shall be presumed unless, within ten business days of delivery of the Participant's election, the Board provides the Participant with a written notice detailing the reasons for its rejection).

    "Benefits" shall mean, collectively, the benefits payable under Articles II and III of the Plan.

    "Board" shall mean the Board of Directors of the Association.

    "Change in Control" shall mean any of the following events:

    (a) If the Association is in the "mutual" form of organization, a "Change in Control" shall be deemed to have occurred if: (i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the

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Association before such transaction cease to constitute a majority of the Board of Directors of the Association or any successor to the Association, (ii) the Association transfers substantially all of its assets to another corporation which is not an Affiliate of the Association, (iii) the Association sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale, (iv) any "person" including a "group", exclusive of the Board of Directors of the Association or any committee thereof, is or becomes the "beneficial owner", directly or indirectly, of proxies of the Association representing twenty-five percent (25%) or more of the combined voting power of the Association's members, or (v) the Association is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Association.

    (b) If the Association is in the "stock" form of organization, a "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Association, (ii) the acquisition of the ability to control the election of a majority of the Association's directors, (iii) the acquisition of a controlling influence over the management or policies of the Association by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Association (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, the Association's mere formation of a holding company shall not of itself constitute a Change in Control for purposes of the Agreement. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

    Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur solely by reason of a transaction in which the Association converts to the stock form of organization, or creates an independent holding company in connection therewith. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

    "Director" shall mean a member of the Board.

    "Effective Date" shall mean the date on which the Plan first becomes effective, as referenced in the opening paragraph of this document.

    "Election Form" shall mean the form attached hereto as Exhibit "A".

    "Employee" shall mean any person who is employed by the Association.


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    "Participant" shall mean an individual who serves on the Board at some time on or after the Effective Date.

    "Plan" shall mean this Newport Federal Savings and Loan Association Long-term Incentive Plan.

    "Safe Performance Factor" shall be determined by the Board, in its discretion, for each calendar year during the term of this Plan; provided that said Safe Performance Factor shall in no event be less than 0 or more than 1.2. Attached as Exhibit "B" is the formula that the Board expects to follow (and shall be entitled to rely upon) in making this determination.

    "Trust Agreement" shall mean that agreement entered into pursuant to the terms hereof between the Association and the Trustee, and "Trust" means the trust created thereunder.

    "Trustee" shall mean that person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan Assets for the purposes set forth herein.

                                  ARTICLE II
                             Credits to Accounts
                             -------------------

    Initial and Annual Credits. Each Participant who is a Director on the Effective Date shall have his Account credited with an amount equal to the product of $1,291 and his full years of service as a Director, up to 20 years, prior to the Effective Date. On each December 31 following 1997, each Participant who is a Director on such date and has 20 or fewer years of service shall have his Account credited with an amount equal to the product of $1,291 and the Safe Performance Factor.

    Investment Return. Until distributed in accordance with the terms of the Plan, each Participant's Account shall be credited with a rate of return, on any amounts previously credited, equal to the highest rate of interest paid by the Association on certificates of deposit having a term of one year. If the Association converts to stock form, each Participant may prospectively elect between the return associated with such certificates of deposit and the dividend-adjusted rate of return on the Association's common stock (or that of its holding company, if one exists). Beginning with the fiscal year following a Participant's termination of service, the Participant's Account shall receive an investment return measured by the Participant's election between up to two different mutual funds (or other investments) selected by the Board. Any credits required hereunder shall occur on each December 31 following the Effective Date.

    Vesting. Amount credited to Participants' Accounts on the Effective Date and thereafter shall be fully vested at all times.

                                      3
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                                 ARTICLE III
                  Distribution from Accounts; Election Forms
                  ------------------------------------------

    General Rule. Account balances shall be paid, in cash, in five equal annual installments beginning during the first quarter of the calendar year which next follows the calendar year in which the Participant ceases to be a Director for any reason, with subsequent payments being made by the last day of the first quarter of each subsequent calendar year, until the Participant has collected the entire value of his Account. Notwithstanding the foregoing: (i) a Participant may elect on his Election Form to have his Account paid in a single lump sum distribution, or in annual payments over a period of ten years or less, and (ii) to the extent required under federal banking law, the amounts otherwise payable to a Participant shall be reduced to the extent that on the date of a Participant's termination of employment, either (A) the present value of his Benefits exceeds the limitations that are set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date, or (B) such reduction is necessary to avoid subjecting the Association to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

    Death Benefits. If a Participant dies before receiving all Benefits payable pursuant to the preceding paragraph, then the remaining balance of the Participant's Account shall be distributed in a lump sum to the Participant's designated Beneficiary (or estate, in the absence of a validly named or living Beneficiary) not later than the first day of the second month following the date of the Participant's death; provided that a Participant may specify on the Election Form a distribution period that effectuates the annual installment payments selected by the Participant (with payments made as though the Participant survived to collect all benefits, and retired on the date of his death if payments had not previously begun).

    Elections. In order to be effective, a Participant's initial Election Form must be submitted more than one year before the date on which the Participant first becomes entitled to collect benefits from the Plan. Elections made pursuant to this Article III shall become irrevocable one year prior to the Participant's termination of service as a Director or Employee, provided that beneficiary designations made pursuant to executed Election Forms shall be revocable during the Participant's lifetime and a Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

                                  ARTICLE IV
                              Source of Benefits
                              ------------------

    General Rule. Benefits shall constitute an unfunded, unsecured promise by the Association to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Association, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Association). For any fiscal year during which a Trust is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such

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Trust assets shall be invested, and (ii) the Board shall, as soon as practicable after the end of each fiscal year of the Association, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments.

    Change in Control. In the event of a Change in Control, the Association shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate Account balances under the Plan.

                                  ARTICLE V
                                  Assignment
                                  ----------

    Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his Beneficiary nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable.

                                  ARTICLE VI
                           No Retention of Services
                           ------------------------

    The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Association to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Association or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Association and any Participant.

                                 ARTICLE VII
                             Rights of Directors;
                             --------------------
                 Termination or Suspension under Federal Law
                 -------------------------------------------

    The rights of the Participants under this Plan and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Association. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Association under this Plan shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected. If the Association is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

    All obligations under this Plan shall terminate, except to the extent that continuation of this Plan is necessary for the continued operation of the
Association: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c)

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of FDIA; or (ii) by the Director of the OTS, or his designee, at the time that the Director of the OTS, or his designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

    If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Association's affairs, the Association's obligations under this Plan shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                                 ARTICLE VIII
                                Reorganization
                                --------------

    The Association agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Association herein set forth. The Association further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                                  ARTICLE IX
                          Amendment and Termination
                          -------------------------

    The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any vested rights of the Participant under the Plan.

                                  ARTICLE X
                                  State Law
                                  ---------

    This Plan shall be construed and governed in all respects under and by the laws of the State of Tennessee, except to the extent preempted by federal law. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.


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                                 ARTICLE XI
                              Headings; Gender

    Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender inludes the feminine.

                                 ARTICLE XII
                         Interpretation of the Plan

    The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conslusive and binding all affected parties (unless such decisions are arbitrary adn capricious).

                                 ARTICLE XIII
                                Duration of Plan

    In the event any dispute shall arise between a Participant and the Association as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Participant to enforce the terms of this Plan or in defending against any action taken by the Association, the Association shall reimbuse the Participant for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that the Participant shall return such amounts to the Association if he fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his favor. Such reimbursements to a Participant shall be paid within 10 days of the Participant furnishing to the Association written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Participant. Any such request for reimbursement by a Participant shall be made no more frequently than at 30 day intervals.

                                 ARTICLE XIV
                              Duration of Plan

    Unless terminated earlier in accordance with Article IX, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.

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                                                                       Exhibit A

                 NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                           LONG-TERM INCENTIVE PLAN
                           ------------------------

                                Election Form
                                -------------

    AGREEMENT, made this ____ day of ________, 19__, by and between ____________ (the "Participant"), and Newport Federal Savings and Loan Association (the "Association").

    WHEREAS, the Association has established the Newport Federal Savings and Loan Association Long-term Incentive Plan (the "Plan"), and the Participant is eligible to participate in the Plan.

    NOW THEREFORE, it is mutually agreed as follows:

    1. Form of Payment. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his Account distributed in:

       / /    one lump sum payment.

       / / substantially equal annual payments over a period of _____ years (no more than 10).

    2. Designation of Beneficiary. In the event of the Participant's death before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under Article III of the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 2, in the manner elected pursuant to paragraph 3 hereof:

    a. Primary Beneficiary. The Participant hereby designates the person(s) named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

         Name of
    Primary Beneficiary      Mailing Address     Percentage of
      Death Benefit

                                                        %



                                                        %

    b. Contingent Beneficiary. In the event that the primary beneficiary or beneficiaries named above are not living at the time of the Participant's death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

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           Name of             Mailing Address     Percentage of
    Contingent Beneficiary                         Death Benefit


                                                         %

                                                         %

    3. The Participant elects to have his Account distributed to his beneficiary ---

       / /    in one lump sum payment.

       / / in accordance with the payment schedule selected in paragraph 1 hereof (with payments made as though the Participant survived to collect all benefits, and as though the Participant terminated service on the date of his death, if payments had not already begun).

    4. Effect of Election. The elections made hereunder shall become irrevocable one year prior to the date on which the Participant's service with the Association terminates for any reason. Notwithstanding the foregoing, the Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the Beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon the Participant's death.

    5. Association's Commitment. The Association agrees to make payment of all amounts due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein.

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    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.


Witnessed by:                          PARTICIPANT

------------------------------         ------------------------------
                                       Participant
Print Name:
           -------------------



Witnessed by:                          ASSOCIATION

------------------------------         NEWPORT FEDERAL SAVINGS
                                       AND LOAN ASSOCIATION

Print Name:
           -------------------

                                       By
                                         ----------------------------
                                         Its
                                            -------------------------


                                       10

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                                                                    Exhibit "B"

                  NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION

                    -----------------------------------------

                    Exhibit regarding Safe Performance Factor

                    -----------------------------------------

     For each plan year, the Safe Performance Factor shall equal the lesser of 1.2 and the product of the Association's ROAE, NPA, and CAMEL Factors (as defined below). Before each new fiscal year of the Association, its Board may revise any or all of the performance goals referenced below. The Board could also expand (or reduce) the number of factors considered.


ROAE Factor       The ratio of the Association's actual ROAE to the ROAE
                  targeted in its business plan for the fiscal year beginning
                  December 31, 1997.

NPA Factor        The ratio of the Association's non-performing assets and
                  real-estate-owned to its total assets would determine the NPA Factor, as follows:


                          NPA Ratio              NPA Factor
                        -------------            ----------
                        1.25% or Less               1.0
                          [pro rata adjustment in between]
                        2.25% or More               0


CAMEL Factor           CAMEL Rating             CAMEL Factor
                       ------------             -------------
                            1                        1.20
                            2                        1.00
                        3 or Worse                   0